FOR IMMEDIATE RELEASE

THE CHILDREN’S PLACE RETAIL STORES, INC. REPORTS
FIRST QUARTER 2009 FINANCIAL RESULTS

Secaucus, New Jersey – May 21, 2009 – The Children’s Place Retail Stores, Inc. (Nasdaq: PLCE) today reported financial results for the first quarter of 2009. Results from continuing operations for the first quarters ended May 2, 2009 and May 3, 2008 are based on The Children’s Place business only. The Disney Store North America (“DSNA”) business has been classified as discontinued operations in accordance with generally accepted accounting principles (“GAAP”) reflecting the Company’s decision to exit the business.

•	Net sales from continuing operations for the first quarter of 2009 were $401.9 million, slightly above the previous year’s first quarter net sales of $400.2 million.
•	Comparable retail sales, which include online sales, increased 1% in the first quarter of 2009, on top of a 6% increase during the same period last year.
•
Income from continuing operations after tax was $23.7 million, or $0.80 per diluted share, in the first quarter of 2009, compared to $19.4 million, or $0.66 per share, in the first quarter of 2008. The Company’s first quarter income from continuing operations included several items which the Company deems to be unusual or one-time in nature, including:

•
In the first quarter of 2009, restructuring costs of $2.6 million, pre-tax, associated with the implementation of the cost-control initiatives announced in February; the write-off of deferred financing fees of $0.9 million, pre-tax, related to the prepayment of a portion of the term loan; an asset impairment charge of $0.8 million, pre-tax, for an underperforming store that has been open for less than two years; and a one-time tax benefit of $4.5 million from the settlement of an IRS income tax audit.

•	In the first quarter of 2008, restructuring costs of $1.3 million, pre-tax, and professional fees of $0.8 million, pre-tax, related to the Company’s review of strategic alternatives.
•
Excluding the unusual or one-time items mentioned above from the first quarters of both years, adjusted income from continuing operations after tax was $21.8 million, or $0.74 per diluted share, in the first quarter of 2009, compared to $20.7 million, or $0.71 per diluted share, in the first quarter of 2008. The first quarter income from continuing operations excluding these items is a non-GAAP measure. The Company believes the excluded items are not indicative of the performance of its core business and that by providing this supplemental disclosure to investors it will facilitate comparisons of its past and present performance. A reconciliation of income from continuing operations as reported is included in this press release in Table 3.

•
Net income, including the impact of discontinued operations, was $23.5 million in the first quarter of 2009, or $0.79 per diluted share, compared to net income of $19.5 million, or $0.67 per diluted share, for the same period last year.

•	During the first quarter of 2009, the Company opened six stores and closed one.

PLCE – First Quarter 2009 Financial Results

“We are pleased that the actions taken during the past year to strengthen our business and put the Company on more stable footing enabled us to deliver a solid performance in the first quarter, particularly in light of the market volatility and negative industry trends,” commented Chuck Crovitz, interim Chief Executive Officer of The Children’s Place Retail Stores, Inc. “Comparable retail sales increased as our trend-right fashion at great value prices resonated well with customers. In addition, we made significant progress in our expense management and cost containment efforts, resulting in solid earnings growth for the quarter. We believe the Company is on the right path to achieve its longer-term goals.”

Conference Call Information
The Children’s Place will host a conference call to discuss its first quarter results today at 10:00 a.m. Eastern Time. The call will be broadcast live and can be accessed via the Company’s web site, www.childrensplace.com. A replay of the call will be available through Thursday, May 28, 2009 and can be accessed through the Company’s web site or by dialing (800) 839-5685.

About The Children’s Place Retail Stores, Inc.
The Children’s Place Retail Stores, Inc. is a leading specialty retailer of children's merchandise. The Company designs, contracts to manufacture and sells high-quality, value-priced merchandise under the proprietary “The Children's Place” brand name. As of May 2, 2009, the Company owned and operated 922 The Children’s Place stores and an online store at www.childrensplace.com.

This press release may contain certain forward-looking statements regarding future circumstances, including statements relating to the Company’s longer-term goals. These forward-looking statements are based upon the Company's current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially.  Some of these risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission, including in the “Risk Factors” section of its annual report on Form 10-K for the fiscal year ended January 31, 2009. Included among the risks and uncertainties that could cause actual results, events and performance to differ materially are the risk that the Company will be unsuccessful in gauging fashion trends and changing consumer preferences, and the risks resulting from the highly competitive nature of the Company’s business and its dependence on consumer spending patterns, which may be affected by the downturn in the economy.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

CONTACT:	The Children’s Place Retail Stores, Inc.
Susan Riley, EVP, Finance & Administration, (201) 558-2400
Jane Singer, VP, Investor Relations, (201) 453-6955

(Tables Follow)

Table 1
THE CHILDREN’S PLACE RETAIL STORES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	First Quarter Ended
	May 2, 2009	May 3, 2008

Net sales	$401,901	$400,212
Cost of sales	235,374	229,120
Gross profit	166,527	171,092
Selling, general and administrative expenses	111,893	119,410
Asset impairment charge	1,099	--
Depreciation and amortization	17,524	17,652
Income from continuing operations before interest and taxes	36,011	34,030
Interest (expense), net	(3,268)	(493)
Income from continuing operations before income taxes	32,743	33,537
Provision for income taxes	9,002	14,117
Income from continuing operations net of income taxes	23,741	19,420
Income (Loss) from discontinued operations net of income taxes	(229)	98
Net income	$23,512	$19,518

Basic income from continuing operations per common share	$0.81	$0.67
Income (Loss) from discontinued operations per common share	(0.01)	0.00
Basic net income per common share	$0.80	$0.67
Basic weighted average common shares outstanding	29,475	29,182

Diluted income from continuing operations per common share	$0.80	$0.66
Income from discontinued operations per common share	(0.01)	0.00
Diluted net income per common share	$0.79	$0.67
Diluted weighted average common shares and common shares equivalents outstanding	29,605	29,275

Note: Amounts may not add due to rounding.

Table 2
THE CHILDREN’S PLACE RETAIL STORES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	May 2, 2009	January 31, 2009	May 3, 2008

Current assets:

Cash and investments	$224,275	$226,206	$118,315
Accounts receivable	19,299	19,639	34,661
Inventories	181,984	211,227	179,065
Other current assets	84,880	62,518	92,406
Restricted assets in bankruptcy estate of subsidiary	--	--	99,068
Total current assets	510,438	519,590	523,515

Property and equipment, net	314,331	318,116	338,450
Other assets, net	67,151	102,051	91,911
Total assets	$891,920	$939,757	$953,876

Current liabilities:

Revolving credit facility	$--	$--	$27,936
Short term portion of term loan	15,000	30,000	--
Accounts payable	58,155	73,333	59,303
Accrued expenses and other current liabilities	98,811	103,662	109,273
Liabilities subject to compromise	--	--	123,694
Total current liabilities	171,966	206,995	320,206

Long term portion of term loan	23,000	55,000	--
Other liabilities	117,565	129,883	141,504
Total liabilities	312,531	391,878	461,710

Stockholders’ equity	579,389	547,879	492,166

Total liabilities and stockholders’ equity	$891,920	$939,757	$953,876

Table 3
THE CHILDREN’S PLACE RETAIL STORES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP
(In millions, except per share amounts)
(Unaudited)

	First Quarter Ended
	May 2, 2009	May 3, 2008

Income from continuing operations net of income taxes	$23.7	$19.4

Significant one-time items pre-tax:
Restructuring costs	2.6	1.3
Deferred financing fees write-off	0.9	--
Impairment charge	0.8	--
Professional fees	--	0.8

Aggregate expense from significant one-time items	4.3	2.1
Less income tax effect for significant one-time items	(1.7)	(0.8)
One-time tax benefit resulting from resolution of an IRS income tax audit	(4.5)	--

Adjusted (gain) expense from significant one-time items after taxes	(1.9)	1.3

Adjusted income from continuing operations net of income taxes	$21.8	$20.7

GAAP income from continuing operations per diluted share	$0.80	$0.66

Adjusted income from continuing operations per diluted share	$0.74	$0.71

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